Exhibit 10.28

PROMISSORY NOTE

Amount: $ 65,000	Date: 6/10/2011

For value received, the undersigned intellinetics, Inc. (the “Borrower”) at 2190 Dividend Drive, Columbus, OH 43220, promises to pay to the order of Jackie M. Chretien (the “Lender”), at 390 Oakhill Drive, Westerville, Ohio (or at such other place as the lender may designate in writing) the sum of $65,000. This note replaces all other agreements between Lender and Borrower.

The accrued interest shall be $5,800 if paid before 1/1/2013 with a flat rate of $250 / month in interest fees thereafter until principal and interest is paid in full.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1.	the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2.	the death of the Borrower (s) or Lenders (s);

3.	the filing of bankruptcy proceedings involving the Borrower as a Debtor;

4.	the application for appointment of a receiver for the Borrower;

5.	the making of a general assignment for the benefit of the borrowers creditors;

6.	the insolvency of the Borrower;

7.	the misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

Borrower is required to maintain term life insurance payable to the Lender in an amount sufficient to pay the principal and accrued interest in full in the event of Borrower’s death.

If any or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

This Note shall be construed in accordance with the laws of the State of Ohio.

Signed this 6th day of June, 2011, at 2190 Dividend Drive, Columbus Ohio.

Borrower: intellinetics, Inc.

By:	/s/ Matthew L. Chretien
Matthew L. Chretien, President

Lender:

By:	/s/ Jackie. M. Chretien
Jackie. M. Chretien